Exhibit 32.2

                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Hemispherx Biopharma, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Peterson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                   /s/ Robert E. Peterson
                                                   -----------------------------
                                                   Robert Peterson
                                                   Chief Financial Officer
                                                   July 31, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57134 and 333-118903) of Hemispherx Biopharma, Inc. and subsidiaries of our reports dated June 1, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Hemispherx Biopharma, Inc. and subsidiaries internal control over financial reporting which appear in the Company's Annual Report on Form 10-K/A and 10-K/A-2.

/s/ BDO Seidman, LLP
------------------------------
BDO Seidman, LLP

Philadelphia, Pennsylvania
July 27, 2006